Exhibit 15.1

Awareness Letter of KPMG LLP, Independent Registered Public Accounting Firm

The Board of Directors and Stockholders
Electronic Arts Inc.:

With respect to the registration statements on Forms S-8 (Nos. 33-66836, 33-55212, 33-53302, 33-41955, 33-82166, 33-61781, 33-61783, 333-09683, 333-09893, 333-32239, 333-32771, 333-46937, 333-60513, 333-60517, 333-84215, 333-39430, 333-39432, 333-44222, 333-60256, 333-67430, 333-82888, 333-99525, 333-107710, 333-117990, and 333-120256), and the registration statement on Form S-3 (No. 333-102797), of Electronic Arts Inc., we acknowledge our awareness of the use therein of our report dated January 25, 2005 relating to the unaudited condensed consolidated interim financial statements of Electronic Arts Inc. and subsidiaries that are included in its Form 10-Q for the three and nine-month periods ended December 31, 2004.

Pursuant to Rule 436 under the Securities Act of 1933 (the Act), such report is not considered part of a registration statement prepared or certified by an accountant, or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.

KPMG LLP

San Francisco, California
February 2, 2005